                                                                     EXHIBIT 4.5


                            ADMINISTRATION AGREEMENT



                                      among




                 NISSAN AUTO RECEIVABLES [____-___] OWNER TRUST,
                                    as Issuer




                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                as Administrator




                             [____________________],
                              as Indenture Trustee


                                       and



                             [____________________],
                               as [Owner Trustee]





                            Dated as of [__________]

1.    DUTIES OF THE ADMINISTRATOR .......................................     2
2.    RECORDS ...........................................................     9
3.    COMPENSATION ......................................................     9
4.    ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER ..............     9
5.    INDEPENDENCE OF THE ADMINISTRATOR .................................     9
6.    NO JOINT VENTURE ..................................................     9
7.    OTHER ACTIVITIES OF ADMINISTRATOR .................................     9
8.    TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR .......    10
9.    ACTION UPON TERMINATION, RESIGNATION OR REMOVAL ...................    11
10.   NOTICES ...........................................................    11
11.   AMENDMENTS ........................................................    12
12.   SUCCESSOR AND ASSIGNS .............................................    13
13.   GOVERNING LAW .....................................................    13
14.   NO PETITION .......................................................    13
15.   HEADINGS ..........................................................    13
16.   COUNTERPARTS ......................................................    13
17.   SEVERABILITY OF PROVISIONS ........................................    13
18.   NOT APPLICABLE TO NMAC IN OTHER CAPACITIES ........................    14
19.   LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE ....    14

         ADMINISTRATION AGREEMENT, dated as of [__________], among NISSAN AUTO RECEIVABLES [_________-___________] OWNER TRUST, a Delaware statutory trust (the "Issuer"), NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation, as administrator (the "Administrator"), [____________________], a [______________________], not in its individual capacity but solely as Indenture Trustee (as defined below), and [____________________], a
[__________________________], not in its individual capacity but solely as [Owner Trustee](as defined below).


                                  WITNESSETH:

         WHEREAS, beneficial ownership interests in the Issuer represented by the Nissan Auto Receivables [_________-_________] Owner Trust Asset Backed Certificates, Class C and Class D (the "Certificates") have been issued in connection with the formation of the Issuer pursuant to the Trust Agreement, dated as of [__________] (the "Trust Agreement"), between Nissan Auto Receivables Corporation II ("NARC II"), a Delaware corporation, as depositor, and [____________________], as owner trustee (the "Owner Trustee") to the owners thereof (the "Owners");

         WHEREAS, the Issuer is issuing the Nissan Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-1, the Nissan Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-2, the Nissan Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class A-3, [Floating Rate Asset Backed Variable Pay Term Notes issued from time to time] and the Nissan Auto Receivables [___-__] Owner Trust [___]% Asset Backed Notes Class B (collectively, the "Notes") pursuant to the Indenture, dated as of [__________] (as amended and supplemented from time to time, the "Indenture"), between the Issuer and [_________], as indenture trustee (the "Indenture Trustee"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture, the Trust Agreement or the Sale and Servicing Agreement, dated as of [__________], among the Issuer, Nissan Motor Acceptance Corporation ("NMAC"), as servicer, and NARC II, as seller (the "Sale and Servicing Agreement"), as the case may be);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Certificates[, the VPTNs] and the Notes, including the Purchase Agreement, dated as of [__________] (the "Purchase Agreement"), between NMAC, as seller, and NARC II, as purchaser, the Trust Agreement, the Indenture, this Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Note Depository Agreement, the Certificate Depository Agreement, [the Interest Rate Swap Agreement] and the Sale and Servicing Agreement (collectively, the "Basic Documents");

         WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform certain duties in connection with the Certificates, the Notes[, the VPTNs] and the Collateral;

         WHEREAS, the Issuer desires to appoint NMAC as administrator to perform certain of the duties of the Issuer under the Basic Documents and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. DUTIES OF THE ADMINISTRATOR.

                  (a) Duties with respect to the Note Depository Agreement and the Indenture.

                           (i) The Administrator agrees to perform all its
                  duties as Administrator under the Basic Documents and the duties of the Issuer under the Note Depository Agreement and the Indenture. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture[, the Interest Rate Swap Agreement] and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                                    (A) preparing or obtaining the documents and
                           instruments required for the proper authentication of Notes and delivering the same to the Indenture Trustee (Section 2.02);

                                    (B) appointing the Note Registrar and giving
                           the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

                                    (C) preparing the notification to
                           Noteholders of the final principal payment on their Notes (Section 2.07(b));

                                    (D) preparing, obtaining and/or filing of
                           all instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.09);

                                    (E) maintaining an office in the Borough of
                           Manhattan, City of New York, for the registration of transfer or exchange of Notes (Section 3.02);

                                    (F) causing newly appointed Paying Agents,
                           if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                                    (G) directing the Indenture Trustee to
                           deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

                                    (H) obtaining and preserving or causing the
                           Owner Trustee to obtain and preserve the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

                                    (I) preparing all supplements, amendments,
                           financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Sections 3.05 and 3.07(c));

                                    (J) furnishing the required Opinions of
                           Counsel on the Closing Date and at such other times, in accordance with Sections 3.06 and 8.06 of the Indenture, and delivering the annual Officer's Certificates and certain other statements as to compliance with the Indenture, in accordance with
                           Section 3.09 of the Indenture (Sections 3.06, 3.09 and 8.06);

                                    (K) identifying to the Indenture Trustee in
                           an Officer's Certificate any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07);

                                    (L) notifying the Indenture Trustee and the
                           Rating Agencies of any Servicer Default pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, taking all reasonable steps available to remedy such failure (Section 3.07(d));

                                    (M) preparing and obtaining documents and
                           instruments required in connection with the consolidation, merger or transfer of assets of the Issuer (Section 3.10);

                                    (N) delivering notice to the Indenture
                           Trustee of each Event of Default and each other default by the Servicer or the Seller under the Sale and Servicing Agreement (Section 3.19);

                                    (O) monitoring the Issuer's obligations as
                           to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and obtaining the Opinion of Counsel and the Independent Certificate (as defined in the Indenture) related thereto (Section 4.01);

                                    (P) preparing and mailing the notification
                           of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 5.04(d));

                                    (Q) preparing and, after execution by the
                           Issuer and the Indenture Trustee, filing with the Commission and any applicable state agencies of documents required to be filed on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and transmitting of such summaries to the Noteholders (Section 7.03);

                                    (R) preparing any Issuer Request and
                           Officer's Certificates and obtaining any Opinions of Counsel and Independent Certificates necessary for the release of the Trust Estate (Section 8.04);

                                    (S) preparing Issuer Orders and obtaining
                           Opinions of Counsel with respect to the execution of any supplemental indentures, and mailing notices to the Noteholders with respect thereto (Sections 9.01, 9.02 and 9.03);

                                    (T) executing and delivering new Notes
                           conforming to the provisions of any supplemental indenture, as appropriate (Section 9.06);

                                    (U) preparing all Officer's Certificates,
                           Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

                                    (V) preparing and delivering Officer's
                           Certificates and obtaining Independent Certificates, if necessary, for the release of property or securities from the lien of the Indenture (Section 11.01(c));

                                    (W) notifying the Rating Agencies, upon any
                           failure of the Indenture Trustee to give such notification, of the information required pursuant to
                           Section 11.04 of the Indenture (Section 11.04);

                                    (X) preparing and delivering to the
                           Noteholders and the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 11.06); and

                                    (Y) recording the Indenture, if applicable
                           (Section 11.14).

                           (ii) The Administrator shall also:

                                    (A) pay the Indenture Trustee from time to
                           time the reasonable compensation provided for in the Indenture with respect to services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                                    (B) reimburse the Indenture Trustee upon its
                           request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel) to the extent the Indenture Trustee is entitled to such reimbursement by the Issuer under the Indenture;

                                    (C) indemnify the Indenture Trustee for, and
                           hold it harmless against, any losses, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee, arising out of or in connection with the acceptance or administration of the trusts and duties contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection therewith to the extent the Indenture Trustee is entitled to such indemnification from the Issuer under the Indenture; and

                                    (D) pay the reasonable expense of any
                           examination or investigation by the Owner Trustee undertaken pursuant to Section 7.01(e) of the Trust Agreement, and if such expense is paid by the Owner Trustee, then such expense shall be reimbursed by the Administrator upon demand.

                           [(iii) With respect to the issuance of the VPTNs and
                  the Interest Rate Swap Agreement, the Administrator agrees to perform the following duties (references are to sections of the Indenture):

                                    (A) subject to conditions set forth in
                           Section 2.02 of the Indenture, causing the Issuer to offer each VPTN that may be issued on the Targeted Scheduled Distribution Date for a subclass of the Class A Notes to [_______________] and, if [______________] is unable or unwilling to purchase such VPTN, using reasonable efforts to locate another purchaser and causing the Issuer to offer such VPTN to such purchaser;

                                    (B) preparing the Issuer Order, including
                           determining or obtaining all necessary information to be included thereto, for signature by one of the Issuer's Authorized Officers and delivering the same to the Indenture Trustee (Section 2.02);

                                    (C) if the Swap Counterparty is required to
                           collateralize any Interest Rate Swap transaction, sending written instructions to the Indenture Trustee to establish individual collateral accounts and to hold any securities deposited therein in trust and to invest any cash amounts therein in accordance with the provisions of the Interest Rate Swap Agreement (Section 6.14(iii));

                                    (D) calculating and providing written
                           notification to the Swap Counterparty and to the Indenture Trustee of the notional amount of the Interest Rate Swap as of each Distribution Date on or before the twelfth day of the month of the related Distribution Date (Section 6.1(iv));

                                    (E) obtaining the calculation of LIBOR from
                           the Calculation Agent and calculating the amount of all Swap Payments, Swap Receipts and Swap Termination Payments payable on each Distribution Date, and providing written notification of such amounts to the Swap Counterparty and to the Indenture Trustee prior to such Distribution Date (Section 6.1(iv));

                                    (F) providing the Rating Agencies with a
                           copy of any amendment or supplement to the Interest Rate Swap Agreement at least five days prior to the effective date of such proposed amendment or supplement (Section 6.14(iv));

                                    (G) promptly following the early termination
                           of the Interest Rate Swap Agreement due to a Termination Event or an Event of Default (as such terms are defined in the Interest Rate Swap Agreement), using its reasonable efforts to cause the Issuer to enter into a replacement Interest Rate Swap Agreement with an eligible Swap Counterparty (Section 6.14(v));

                                    (H) upon the occurrence of a downgrade of
                           the Swap Counterparty by the Rating Agencies or of a suspension or withdrawal of its ratings, within 30 days of such downgrade, suspension or withdrawal, causing the Issuer to require that the Swap Counterparty either (1) post collateral acceptable to the Issuer in amounts sufficient to secure its obligations under the Interest Rate Swap Agreement,
                           (2) assign its rights and obligations under the Interest Rate Swap Agreement to a replacement counterparty acceptable to the Issuer or (3) establish other arrangements necessary, if any, in each case so that the Rating Agencies confirm the ratings of the Class A Notes and the VPTNs that were in effect immediately prior to such downgrade, suspension or withdrawal (Section 6.14(vi)); and

                                    (I) notifying the Swap Counterparty of any
                           proposed amendment or supplement to any of the Basic Documents, including obtaining consents from the Swap Counterparty prior to the adoption of such amendment or supplement if such proposed amendment or supplement would adversely affect such Swap Counterparty's rights or obligations under the Interest Rate Swap Agreement or modify the obligations of, or impair the ability of the Issuer to fully perform any of its obligations under the Interest Rate Swap Agreement (Section 6.14(vii)).]

                  (b) Additional Duties.

                           (i) In addition to the duties of the Administrator
                  set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Basic Documents. Subject to Section 5 of this Agreement, and in accordance with the reasonable written directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                           (ii) Notwithstanding anything in this Agreement or
                  the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                           (iii) Notwithstanding anything in this Agreement or
                  the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Administrator set forth in Section 5.04(a), (b), (c), (d), (e) and (f) of the Trust Agreement with respect to, among other things, accounting and reports to the Certificateholders; provided, however, that the Owner Trustee shall remain exclusively responsible for the mailing of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                           (iv) The Administrator shall satisfy its obligations
                  with respect to clauses (ii) and (iii) above and under the Trust Agreement by retaining, at the expense of the Administrator, a firm of independent public accountants (the "Accountants") which shall perform the obligations of the Administrator thereunder; provided, however, that the Certificateholder is not the Administrator or any of its Affiliates. In connection with paragraph (ii) above, the Accountants will provide prior to [December 1 of each year], a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code; provided, however that the Certificateholder is not the Administrator or any of its Affiliates. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                           (v) The Administrator shall perform the duties of the
                  Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                           (vi) [The Administrator shall advise the Owner
                  Trustee in all regards with respect to its duties pursuant to any Swap Agreement into which the Trust enters pursuant to
                  Section 5.02(d) of the Trust Agreement, including the recommendation of and retention, at its expense, of any such agents or advisors that are deemed by the Owner Trustee to be reasonably necessary to undertake its duties pursuant to any such Swap Agreement. Pursuant to Section 5.02(d) of the Trust Agreement, if the Certificateholders notify the Administrator with respect to the Trust's election to enter into such a Swap Agreement, the Administrator will prepare all necessary and appropriate documentation and take all of the necessary and appropriate actions to cause the Issuer to enter into such a Swap Agreement on behalf of the Trust.]

                           (vii) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                  (c) Non-Ministerial Matters.

                           (i) With respect to matters that in the reasonable
                  judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action (x) the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall have consented thereto or provided an alternative direction, and (y) all approvals required under the Basic Documents shall have been obtained. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                                    (A) the amendment of the Indenture or
                           execution of any supplement to the Indenture;

                                    (B) the initiation of any claim or lawsuit
                           by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                                    (C) the amendment, change or modification of
                           any of the Basic Documents;

                                    (D) the appointment of successor Note
                           Registrars, or successor Paying Agents pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations, in each case under the Indenture; [and]

                                    (E) the removal of the Indenture Trustee.

                           (ii) Notwithstanding anything to the contrary in this
                  Agreement, the Administrator shall not be obligated to, and shall not (x) make any payments to the Noteholders under the Basic Documents, (y) sell the Trust Estate pursuant to Section
                  5.04 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

                  (d) [Swap Agreement. As set forth in Section 5.11 of the Sale and Servicing Agreement, the Issuer may enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to Certificateholders from U.S. dollars to Japanese yen, according to the terms set forth in Section 5.11 of the Sale and Servicing Agreement and
         Section 5.02(d) of the Trust Agreement.]

         2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee and the Indenture Trustee at any time during normal business hours upon reasonable advance written notice.

         3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $200.00 per month which shall be solely an obligation of the Servicer.

         4. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Owner Trustee or the Indenture Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer hereunder or otherwise, the Administrator shall have no authority to act for or represent the Issuer, the Owner Trustee or the Indenture Trustee, and shall not otherwise be or be deemed an agent of the Issuer, the Owner Trustee or the Indenture Trustee.

         6. NO JOINT VENTURE. Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuer, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting as an administrator for any other person or entity, or in a similar capacity therefor, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

                  (a) This Agreement shall continue in force until the termination of the Issuer, upon which event this Agreement shall automatically terminate.

                  (b) Subject to Sections 8(e) and 8(f), the Administrator may resign by providing the Issuer with at least 30 days' prior written notice.

                  (c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator at least 30 days' prior written notice.

                  (d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                           (i) the Administrator shall fail to perform in any
                  material respect any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within such 10 days such assurance of timely and complete cure as shall be reasonably satisfactory to the Issuer);

                           (ii) the entry of a decree or order by a court or
                  agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Administrator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                           (iii) the consent by the Administrator to the
                  appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator of or relating to substantially all of their property, or the Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                           The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the occurrence of such event.

                  (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement on substantially the same terms as the Administrator is bound hereunder.

                  (f) The appointment of any successor Administrator shall be effective only after each Rating Agency (other than Moody's) has provided to the Owner Trustee and the Indenture Trustee notice that the proposed appointment will not result in the reduction or withdrawal of any rating, if any, then assigned by such Rating Agency to any Class of Notes or the [Class C] Certificates. Promptly after the appointment of any successor Administrator, the Owner Trustee will provide notice of such appointment to Moody's (so long as Moody's is then rating any outstanding Notes).

                  (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically succeed to the rights, duties and obligations of the Administrator under this Agreement.

         9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to or to the order of the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or 8(c) or 8(d), the


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


Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

             (a)  if to the Issuer or the Owner Trustee, to:

                  Nissan Auto Receivables [_____-___] Owner Trust
                  In care of:  ________________________
                  [_________________________________]
                  Attention:  Nissan Auto Receivables [_____-___] Owner Trust

                  with a copy to
                  Nissan Auto Receivables [_____-___] Owner Trust
                  In care of: Nissan Motor Acceptance Corporation
                  990 West 190th Street
                  Torrance, California  90502
                  Attention:  Treasurer

             (b)  if to the Administrator, to:

                  Nissan Motor Acceptance Corporation
                  990 West 190th Street
                  Torrance, California  90502
                  Attention:  Treasurer

             (c)  if to the Indenture Trustee, to:

                  [_________________________________]
                  [_________________________________]
                  [_________________________________]
                  Attention:  Nissan Auto Receivables [___-___] Owner Trust

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

         11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Owner Trustee but without the consent of any Noteholders or the Certificateholders, for the purpose of adding any provisions to or modifying or changing in any manner or eliminating any of the provisions of this Agreement; provided that such amendment does not and will not, in the Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended from time to time by the Issuer, the Administrator, and the

Indenture Trustee with the consent of the Owner Trustee and (i) the holders of Notes evidencing a majority of the Outstanding Amount of the Controlling Class of Notes; or (ii) in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders (as evidenced by an Officer's Certificate of the Servicer and an outside Opinion of Counsel indicating that such amendment will not adversely affect the Indenture Trustee or the Noteholders), the holders of the Certificates evidencing a majority of the outstanding Certificate Balance of the Controlling Class of Certificates (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their Affiliates unless at such time all Certificates are then owned by the Seller, the Servicer and their Affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders which are not covered by the immediately preceding sentence.

                  [Upon any proposed amendment or supplement to this Agreement pursuant to this Section 11, if such proposed amendment or supplement would adversely affect any of the Swap Counterparty's rights or obligations under the Interest Rate Swap Agreement or modify the obligations of, or impair the ability of the Issuer to fully perform any of its obligations under the Interest Rate Swap Agreement, then the Administrator shall obtain the consent of the Swap Counterparty prior to the adoption of such amendment or supplement, provided the Swap Counterparty's consent shall not be unreasonably withheld, and provided, further, the Swap Counterparty's consent will be deemed to have been given if the Swap Counterparty does not object in writing within ten Business Days of receipt of a written request for such consent.]

         12. SUCCESSOR AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is consented to in writing by the Issuer, the Owner Trustee and the Indenture Trustee, and the conditions precedent to appointment of a successor Administrator set forth in Section 8 are satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer, the Owner Trustee and the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         14. NO PETITION. The Administrator, by entering into this Administration Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, in connection with any obligations relating to the Notes, the Certificates or any of the Basic Documents.

         15. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         17. SEVERABILITY OF PROVISIONS. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

         18. NOT APPLICABLE TO NMAC IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation, right or benefit NMAC may have in any other capacity or under any Basic Document.

         19. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [_________________], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and [_________________], not in its individual capacity but solely in its capacity as Indenture Trustee under the Indenture and in no event shall [_________________] in its individual capacity, [________________], in its individual capacity, or any Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       NISSAN AUTO RECEIVABLES [____-___]
                                       OWNER TRUST

                                       By: [_________________________________],
                                       not in its individual capacity but
                                       solely as [Owner Trustee]

                                               By:
                                                  ----------------------------
                                                  Name:
                                                  Title:


                                       [_________________________________],
                                       not in its individual capacity but
                                       solely as [Indenture Trustee]


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       NISSAN MOTOR ACCEPTANCE CORPORATION,
                                       as Administrator


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                       [_________________________________],
                                       not in its individual capacity but
                                       solely as Owner Trustee


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



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